EXHIBIT 10.2

EXHIBIT “D”

LEASE GUARANTY AGREEMENT

This Lease Guaranty Agreement is entered into effective as of March 22, 2006, by the undersigned (collectively referred to, whether one or more, as “Guarantors” and individually referred to as “Guarantor”) for the benefit of Beltway/290 Investors, L.P. (“Landlord”).

RECITALS:

A. Landlord proposes to lease to Omega Protein, Inc. (“Tenant”) certain Leased Premises located at 6961 Brookhollow West Drive, Suite 190, Houston, Texas 77040, as further described within that one certain Lease Agreement (hereinafter called the “Lease”) of even date herewith, by and between Landlord and Tenant, which Lease is incorporated herein by reference and made a part hereof for all purposes.

B. Landlord will not enter into the Lease unless Guarantors, jointly and severally, guarantee the full and timely repayment of the Rent and the full and timely satisfaction of all of the covenants, agreements and conditions (collectively, the “Obligations”) undertaken by Tenant in the Lease, and the truthfulness of all the warranties and representations made by Tenant in the Lease.

C. Each of the terms used in this Guaranty which are not otherwise defined, shall have the meaning ascribed to them in the Lease.

AGREEMENT:

NOW, THEREFORE, as a material inducement to Landlord to make the Lease with Tenant, and for other good and valuable consideration the receipt and sufficiency of all of which are hereby acknowledged, Guarantors jointly and severally, primarily, irrevocably, and unconditionally, warrant and represent unto and covenant with Landlord as follows:

1 . Guaranty. Guarantors (a) guarantee the full and timely payment of the Rent and all accrued interest and other sums, including attorneys’ fees and court costs, due Landlord under the Lease (collectively, the “Indebtedness”) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise, and the full and timely satisfaction of each and all of the Obligations, irrespective of the validity, regularity or enforceability of the Lease, and (b) agree with Landlord to pay to Landlord (i) at the place specified in the Lease for payment, the full amount of the unpaid Indebtedness, and (ii) Landlord’s reasonable attorneys’ fees and all court costs incurred by Landlord in enforcing or protecting any of Landlord’s rights, remedies or recourses hereunder and under the Lease.

2 . Guarantors’ Warranties. Guarantors warrant and represent that (a) each and every warranty and representation made by Tenant in the Lease is true and correct, and (b) this Guaranty constitutes a legal, valid and binding obligation of each of them, and is fully enforceable against them in accordance with its terms.

3 . Waiver. Guarantors waive (a) all notice of acceptance hereof, protest, demand and dishonor, presentment, notice of acceleration, notice of intent to accelerate, and all other notices, except for notices to Guarantors expressly provided for in the Lease, (b) any and all requirements that Landlord institute any action or proceeding, or exhaust any or all of Landlord’s rights, remedies or recourses, against Tenant or anyone else or in respect of any property or collateral as a condition precedent to bringing an action against any or all Guarantors under this Guaranty, the liability of Guarantors hereunder being primary and not secondary, (c) any defense arising by reason of any disability, bankruptcy, insolvency, lack of authority or power, death, insanity, minority, dissolution or any other defense of Tenant, any Guarantor or any other guarantor of the Indebtedness or the Obligations (even though rendering same void, unenforceable or otherwise uncollectible) and Guarantors shall remain liable hereon regardless of whether Tenant or any other such person be found not liable thereon for any reason, and (d) any claim Guarantors might otherwise have against Landlord by virtue of Landlord’s resort to any right, remedy or recourse permitted it hereunder or under the Lease

4 . Financial Statements and Legal Proceedings. Each Guarantor warrants and represents that (a) any and all balance sheets, net worth statements and other financial data which have heretofore been given to Landlord with respect to such Guarantor fairly and accurately present the financial condition of such Guarantor as of the date thereof and, (b) since the date thereof, there has been no material adverse change in the financial condition of such Guarantor.

5 . Remedies Cumulative. All rights, remedies and recourses afforded to Landlord by reason of this Guaranty, or otherwise, (a) are separate and cumulative and may be pursued separately, successively or concurrently, as occasion therefor shall arise, and (b) are non-exclusive and shall in no way limit or prejudice any other legal or equitable right, remedy, or recourse which Landlord may have.

             /

Initials

6 . Subordination and No Subrogation. Until the Lease shall have been performed in full, Guarantor shall have no right of subrogation and waives any right to enforce any such remedy which Guarantor may now or hereafter have against Tenant, and waives the benefit of, and any right to participate in, any security now or hereafter held by Landlord from Tenant except to the extent such security remains after the full and complete payment and performance of the terms and conditions of the Lease.

7 . Law Governing and Severability. This Guaranty shall be governed by and construed in accordance with the laws of the State of Texas, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. If any provision of this Guaranty or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Guaranty nor the application of such provision to any other persons or circumstances shall be affected thereby, but rather the same shall be enforced to the greatest extent permitted by law.

8 . Successors and Assigns. This Guaranty shall be binding upon each Guarantor, and each Guarantors heirs, legal representatives, successors, and assigns, and shall inure to the benefit of Landlord, and its successors and assigns, and all subsequent owners of the Leased Premises.

9 . Counterparts. This Guaranty may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute but one instrument.

10 . Paragraph Headings. The paragraph headings inserted in this Guaranty have been included for convenience only and are not intended, and shall not be construed, to limit or define in any way the substance of any paragraph contained herein.

11 . Multiple Guarantors. If this Guaranty is executed by more than one party, it is specifically agreed that Landlord may enforce the provisions hereof with respect to one or more of such parties without seeking to enforce the same as to all or any other such parties, and each of the Guarantors hereby waives any requirement of joinder of all or any other of the parties hereto in any suit or proceeding to enforce the provisions hereof. The liability hereunder of all parties hereto shall be joint and several.

12 . Notices. Except as otherwise provided herein, all notices, demands, requests, and other communications required or permitted hereunder shall be given in writing and sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, or (d) facsimile (provided that such facsimile is confirmed by expedited delivery service or by United States mail in the manner previously described), addressed to the addressee at such party’s address set forth herein, or to such other address as such party may specify by written notice, sent in accordance with this paragraph at least 30 days prior to the date of the giving of such notice. Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery, or in the case of mail, as of the date of deposit in an official depository of the United States mail, or in the case of either delivery service, or facsimile, upon receipt. To the extent actual receipt is required, rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was received shall be deemed to be receipt of the notice, demand, request or other communication sent. The Landlord’s Agent’s Address shall be used for all notices to the Landlord.

13 . Amendment. This Guaranty may be amended only by an instrument in writing executed by an authorized representative of the party against whom such amendment is sought to be enforced.

EXECUTED effective as of the date first above written.

GUARANTOR:

Omega Protein Corporation
Address:	A Nevada Corporation

2101 CityWest Boulevard	By:	/s/ John D. Held

Building 3, Suite 500	Name:	John D. Held

Houston, Texas 77042	Title:	Executive Vice President

Attn. General Counsel	Date:	March 22, 2006